UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, As Amended

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TAYLOR CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TAYLOR CAPITAL GROUP, INC.

350 East Dundee Road, Suite 300

Wheeling, Illinois 60090

(847) 537-0020

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Taylor Capital Group, Inc., a Delaware corporation, to be held at 9:00 a.m. central time on Thursday, June 19, 2003, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The matters to be considered at the meeting are described in the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of our Board of Directors, I urge you to please complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote will be counted, if, for any reason, you are unable to attend.

We look forward to seeing you at the 2003 Annual Meeting of Stockholders.

Sincerely,

Jeffrey W. Taylor

Chairman

April 30, 2003

TAYLOR CAPITAL GROUP, INC.

350 East Dundee Road, Suite 300

Wheeling, Illinois 60090

(847) 537-0020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2003 Annual Meeting of Stockholders of Taylor Capital Group, Inc. will be held at the Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 19, 2003, at 9:00 a.m. central time for the following purposes:

1. To elect three (3) directors to our Board of Directors to serve for a term of three (3) years and until their respective successors are elected and qualified;

2. To elect one (1) Preferred Director to our Board of Directors to serve for a term of one (1) year and until her successor is elected and qualified; and

3. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 25, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the 2003 Annual Meeting. Ten days prior to the 2003 Annual Meeting of Stockholders, a list of all stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at our office in Wheeling, Illinois.

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Jeffrey W. Taylor

Chairman

April 30, 2003

TAYLOR CAPITAL GROUP, INC.

350 East Dundee Road, Suite 300

Wheeling, Illinois 60090

(847) 537-0020

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 19, 2003

General Information

This proxy statement is furnished on or about April 30, 2003 to stockholders of Taylor Capital Group, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. central time on Thursday, June 19, 2003, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The cost of soliciting proxies will be borne by us. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by us by mail or by personal interview, telephone and telegraph by our directors, officers and other employees, who will receive no additional compensation for their services.

Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to J. Christopher Alstrin, Chief Financial Officer of our company, at our executive offices at 350 East Dundee Road, Suite 300, Wheeling, Illinois 60090, or by attending the meeting and voting in person.

At the close of business on April 1, 2003, there were 9,438,769 shares of our common stock outstanding and entitled to vote at the meeting and 1,530,000 shares of our 9.0% Noncumulative Perpetual Preferred Stock, Series A, outstanding and entitled to vote at the meeting. Only stockholders of record on April 25, 2003, will be entitled to vote at the meeting, and each share will have one vote. Holders of our 9.0% Noncumulative Perpetual Preferred Stock, Series A, are entitled to elect the Preferred Director (defined below), but are not entitled to vote on any other matters at the Annual Meeting except adjournment or postponement.

Voting Information

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions and the broker does not have discretionary authority to vote on a particular matter, your shares will constitute broker non-votes for that matter. Directions to withhold authority to vote for any director, abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned or postponed.

At the Annual Meeting, votes will be counted by written ballot. The election of our Board of Directors’ nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of such directors. As a result, withholding your authority to vote for any nominee, abstentions and broker non-votes will not affect the outcome of the election. You will not be permitted to cumulate your votes in the election of directors.

Approval of any other business which may properly come before the Annual Meeting, or any adjournments or postponements thereof, generally will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Generally, in the case of such other business, under Delaware law and our certificate of incorporation and bylaws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote “For,” “Against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast “For” each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “Against” the matter. Broker non-votes are counted as present, but will have the effect of reducing the number of shares considered present and entitled to vote on the matter.

A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) withhold authority to vote with respect to any nominee, by so indicating in the appropriate space on the proxy card.

Proxies properly executed and received by us prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting, or any adjournments or postponements thereof. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum at the meeting, or any adjournments or postponements thereof.

If your shares are held in a stock brokerage account or by a bank or other nominee (sometimes referred to as being held in “street name”), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten persons and will consist of ten persons following the Annual Meeting assuming the election of all of the nominees to our Board of Directors. Concurrent with our October 15, 2002 initial public offering of common stock, we amended and restated our certificate of incorporation to provide that, with the exception of the Preferred Director discussed below, the terms of office of the members of our Board of Directors be divided into three classes, each of the members of which will serve for a staggered three-year term. At the first Board meeting following our initial public offering of common stock, the Board designated Jeffrey W. Taylor, Melvin E. Pearl and Richard W. Tinberg as Class I directors, J. Christopher Alstrin, Mark L. Yeager, Edward T. McGowan and Lewis M. Collens as Class II directors and Bruce W. Taylor, Cindy Taylor Bleil and Ronald D. Emanuel as Class III directors. Mr. Collens had joined our Board of Directors and our Audit and Examining Committee on December 19, 2002. However, he resigned on April 23, 2003 due to conflicts with other commitments. During his brief term of office, he did not attend any meetings of either our Board of Directors or our Audit and Examining Committee.

The initial terms of the Class I, Class II and Class III directors are set to expire at the Annual Meeting of Stockholders in 2003, 2004 and 2005, respectively. Therefore, each of Jeffrey W. Taylor, Melvin E. Pearl and Richard M. Tinberg has been nominated as a Class I director to be elected at the Annual Meeting. Each of the nominees, if elected, will serve for three years until the 2006 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Class II and III directors will continue in office until the 2004 and 2005 Annual Meetings of Stockholders, respectively, and until a successor has been elected and qualified.

Pursuant to our amended and restated certificate of incorporation, holders of our 9.0% Noncumulative Perpetual Preferred Stock, Series A, voting separately as a class, are entitled to elect one director each year, or in the event we fail to declare and pay dividends for any six consecutive or nonconsecutive quarters, two directors (the “Preferred Director” or “Preferred Directors”). Holders of our 9.0% Noncumulative Perpetual Preferred Stock, Series A, are not entitled to vote on any other matters at the Annual Meeting except adjournment or postponement. Adelyn Leander has been nominated as the Preferred Director to be elected at the Annual Meeting. If elected, Ms. Leander will serve for one year until the 2004 Annual Meeting of Stockholders and until a successor has been elected and qualified.

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

Nominees for Directors

The following table presents information concerning persons nominated for election as directors of our company, including their current membership on our Board of Directors’ committees, principal occupations or affiliations during the last five years and certain other directorships held.

Class I—Directors to be Elected at the 2003 Annual Meeting:

Name	Age	Position With Company
Jeffrey W. Taylor	50	Chairman of the Board of Directors, Chief Executive Officer and Director
Melvin E. Pearl	66	Director
Richard W. Tinberg	52	Director

Jeffrey W. Taylor has served as Chairman of the Board, Chief Executive Officer and a director of our company since its inception in 1997 and Chairman of the Board of Cole Taylor Bank (the “Bank”), a wholly-owned subsidiary of our company, since 1994. Mr. Taylor served as a director of Cole Taylor Financial Group (“CTFG”) from its inception in 1984 until February 1997. From February 1994 until February 1997, Mr. Taylor served as Chairman and Chief Executive Officer of CTFG. From 1990 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and Chairman and Chief Executive Officer of the Bank. Mr. Taylor served as Vice Chairman of Banking Strategy from April 1990 until the end of 1990. Mr. Taylor began his career with the Bank in 1978 as Associate General Counsel and has held several management positions with the Bank since that time. Mr. Taylor is the brother of Bruce W. Taylor and Cindy Taylor Bleil.

Melvin E. Pearl has served as a director of our company since its inception in 1997, and as Chairman of the Compensation Committee since 1997. Mr. Pearl was formerly a director of CTFG from its inception in 1984 until February 1997. Mr. Pearl has been a Partner with the law firm of Katten Muchin Zavis Rosenman since 1974.

Richard W. Tinberg has served as a director of our company since its inception in 1997. He has served as a member of our Compensation Committee since 1997 and as Chairman of our Audit and Examining Committee (including our prior joint committee for our company and the Bank) since 1997. Mr. Tinberg was formerly a director of CTFG from 1995 until February 1997. Since 1985, Mr. Tinberg has been the President and Chief Executive Officer of the Bradford Group, a group of organizations engaged in the development and marketing of collectibles. Mr. Tinberg has also served as the Chief Executive Officer of Hammacher Schlemmer & Company, which specializes in the marketing of innovative products and gifts, since 1985.

Preferred Director—Director to be Elected at the 2003 Annual Meeting:

Name	Age	Position With Company
Adelyn Leander	72	Director

Adelyn Leander has served as a director of our company since its inception in 1997, and as a member of the Compensation Committee since 1997. Ms. Leander was formerly a director of CTFG from August 1995 until February 1997. Ms. Leander retired in August 1996 as the President of the Institute of European and Asian Studies. From 1988 to 1992, Ms. Leander was Senior Vice-President and Director of Human Resources for First Colonial Bankshares Corporation, a holding company for sixteen banks and three non-bank subsidiaries located in the greater metropolitan Chicago area.

Members of the Board of Directors Continuing in Office

Class II—Directors Serving Until 2004 Annual Meeting:

Name	Age	Position With Company
John Christopher Alstrin	56	Chief Financial Officer and Director
Mark L. Yeager	52	Director
Edward T. McGowan	65	Director

John Christopher Alstrin has served as a director and as the Chief Financial Officer of our company since its inception in 1997. Mr. Alstrin was the Chief Financial Officer of CTFG from August 1995 until February 1997. Mr. Alstrin also has been Chief Financial Officer and a director of the Bank since August 1995. From March 1989 to June 1994, Mr. Alstrin was the Chief Financial Officer and the Chief Investment Officer of the Farm & Home Financial Corp., a multi-state financial services corporation.

Mark L. Yeager has served as a director of our company since its inception in 1997. Since 1981, Mr. Yeager has been a Partner with the law firm of McDermott, Will & Emery.

Edward T. McGowan has served as a director of our company since its inception in 1997 and as a director of the Bank since 1984. Since 1963, Mr. McGowan has been President of Edon Construction Co., Inc., a carpentry contractor. He has also served as President of Dremco, Inc., a real estate developer, since 1995, and served as Secretary and Treasurer of Dremco, Inc. from 1975 to 1995.

Class III—Directors Serving Until 2005 Annual Meeting:

Name	Age	Position With Company
Bruce W. Taylor	47	President and Director
Cindy Taylor Bleil	46	Director
Ronald D. Emanuel	56	Director

Bruce W. Taylor has served as President and as a director of our company since its inception in 1997 and President and Chief Executive Officer of the Bank since 1994. Mr. Taylor served as a director of CTFG from its inception in 1984 until 1997. From 1994 until 1997, Mr. Taylor served as President of CTFG in addition to President and Chief Executive Officer of the Bank. From 1991 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and President and Chief Operating Officer of the Bank. Mr. Taylor began working for Cole Taylor Bank in 1979 and has held several management positions with the Bank since that time. Mr. Taylor is the brother of Jeffrey W. Taylor and Cindy Taylor Bleil.

Cindy Taylor Bleil has served as a director of our company since its inception in 1997. Ms. Bleil is active in civic and charitable organizations and is a private investor. Ms. Bleil is the sister of Jeffrey W. Taylor and Bruce W. Taylor.

Ronald D. Emanuel has served as a director of our company since its inception in 1997, and as a member of the Audit and Examining Committee (including our prior joint committee for our company and the Bank) since 1997. Since 1979, Mr. Emanuel has been President of ATI Carriage House, Inc., a retail furniture distributor.

Board Committees

Our Board of Directors has established an Audit and Examining Committee and a Compensation Committee, each of which reports to the Board. We do not have a nominating committee. Selection of nominees for our Board is made by our entire Board of Directors.

The Audit and Examining Committee of our Board consists of Mr. Tinberg and Mr. Emanuel. The Audit and Examining Committee’s primary duties and responsibilities are to (1) monitor the integrity of our company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) monitor the independence and performance of our company’s independent external auditors and internal audit department, (3) act as an oversight committee on audit and control matters, (4) provide an avenue of communication among the internal audit department, independent external auditors, management and the Board of Directors, (5) encourage management to take an aggressive approach toward resolving matters that require attention as defined by the Committee, and (6) maintain minutes of meetings and report the substance of the meetings and make appropriate recommendations to the Board of Directors as necessary.

Prior to August 2002, we had a joint audit and examining committee for the holding company and the Bank (the “Joint Committee”), with 2 members from the holding company’s Board of Directors and 3 members from the Bank’s Board of Directors. In connection with our initial public offering of common stock, we created a separate and independent Audit and Examining Committee for the holding company. During 2002, the Joint Committee met 5 times and our holding company’s Audit and Examining Committee met 2 times. Each member of the Audit and Examining Committee attended all meetings of the Audit and Examining Committee and the Joint Committee during his term of office, except that Mr. Emanuel did not attend the August 8, 2002 meeting of the Joint Committee. Lewis M. Collens was appointed to the Audit and Examining Committee upon joining our Board on December 19, 2002. However, he resigned on April 23, 2003 due to conflicts with other commitments. During his brief term of office, he did not attend any meetings of our Audit and Examining Committee. The Board of Directors plans to appoint an additional member to our Audit and Examining Committee as soon as practicable who will satisfy the National Association of Securities Dealers’ listing standards for the Nasdaq National Market and Section 301 of the Sarbanes-Oxley Act of 2002.

The Compensation Committee of our Board consists of Mr. Pearl, Mr. Tinberg and Ms. Leander. The Compensation Committee’s primary responsibilities include (1) reviewing and making recommendations to our Board of Directors on executive officers’ and key employees’ salaries and bonuses and (2) overseeing the administration of our employee benefit plans. The Compensation Committee met 3 times during 2002; each member of the Compensation Committee attended all meetings, except that Ms. Leander did not attend the February 20, 2002 meeting.

Attendance at Meetings

During 2002, our Board of Directors held 5 meetings. Each director attended at least 75% of the meetings of our Board of Directors during his or her term of office.

Directors’ Fees

Our non-employee directors receive an annual fee of $10,000 and an attendance fee of $750 for each Board meeting attended and $650 for each committee meeting attended. The chairman of each committee receives an additional $5000 for chairing a committee. In addition, all directors may be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Each non-employee director may also receive an annual grant of options, at the discretion of the Compensation Committee of our Board of Directors, under our 1997 and 2002 Incentive Compensation Plans. Other than with respect to reimbursement of expenses, directors who are our employees or officers do not receive additional compensation for their services as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2003 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our directors, (3) each of our Named Officers (as defined below), and (4) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission, referred to in this proxy statement as the SEC, by such persons or upon information otherwise provided by such persons to us.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before May 31, 2003 (60 days after April 1, 2003), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 9,438,769 shares of common stock outstanding as of April 1, 2003. Shares of common stock subject to options currently exercisable or exercisable on or before May 31, 2003 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each holder of five percent or more of our common stock listed below is: c/o Taylor Capital Group, Inc., 350 East Dundee Road, Suite 300, Wheeling, IL 60090.

Names of Beneficial Owners	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned (%)	Number of Options Included in Number of Shares Beneficially Owned
Jeffrey W. Taylor	5,227,133	(1)	55.4	—
Bruce W. Taylor	5,226,023	(2)	55.4	—
Cindy Taylor Bleil	5,227,883	(3)	55.4	1,800
Ronald D. Emanuel	180,941	(4)	1.9	5,250
Edward T. McGowan	81,804	(5)	*	5,250
J. Christopher Alstrin	54,576		*	38,190
Richard W. Tinberg	26,000		*	3,000
Melvin E. Pearl	11,000		*	3,000
Adelyn Leander	10,500	(6)	*	3,000
Mark L. Yeager	6,000		*	3,000
All directors and executive officers as a group (10 persons)	5,679,254		59.8	62,490
Five percent stockholders:
Wellington Management Company, LLP .	899,746	(7)	9.6	—
75 State Street
Boston, MA 02109
Westport Asset Management, Inc.	500,000	(8)	5.3	—
253 Riverside Avenue
Westport, CT 06880

*	Less than one percent

(1)	Includes 5,186,303 shares held by a Voting Trust dated November 30, 1998 of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Bleil each serve as trustees, 39,780 shares held in the Jeff W. Taylor Gift Trust dated June 10, 1982, 375 shares held by Susan Taylor as custodian for Adam Taylor UTMA, 375 shares held by Susan Taylor as custodian for Brian Taylor UTMA and 300 shares held by Susan Taylor as custodian for Lisa Taylor UTMA.

(2)	Includes 5,186,303 shares held by a Voting Trust dated November 30, 1998 of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Bleil each serve as trustees and 39,720 shares held in the Bruce W. Taylor Gift Trust dated June 10, 1982.

(3)	Includes 5,186,303 shares held by a Voting Trust dated November 30, 1998 of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Bleil each serve as trustees, and 39,780 shares held in the Cindy L. Taylor Gift Trust dated June 10, 1982.

(4)	Includes 172,691 shares owned by the Emanuel Family Partnership.

(5)	Includes 10,000 shares owned by the Edward T. McGowan Trust.

(6)	Includes 3,500 shares held by Ms. Leander’s spouse.

(7)	Wellington Management Company, LLP has shared voting power over 450,919 shares and shared dispositive power over 899,746 shares. This information was obtained from a Schedule 13G filed by Wellington Management Company, LLP on February 12, 2003.

(8)	Westport Asset Management, Inc. has sole voting power over 480,000 shares and shared voting power over 20,000 shares, and sole dispositive power over 480,000 shares and shared dispositive power over 20,000 shares. This information was obtained from a Schedule 13G filed by Westport Asset Management, Inc. on February 14, 2003.

COMPENSATION

Executive Compensation

The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 2002, 2001 and 2000 for services in all capacities to our company of (i) our Chief Executive Officer and (ii) each of the two other executive officers of our company (collectively, the “Named Officers”).

Summary Compensation Table

Name and Principal Position	Annual Compensation			Long Term Compensation			All Other Compensation ($)
	Year	Salary ($)	Bonus ($)	Securities Underlying Options(#)		LTIP Payouts ($)(1)
Jeffrey W. Taylor,	2002	500,200	182,780	—		105,748	160,579	(3)
Chairman of the Board and	2001	480,910	149,133	—		87,564	145,370	(4)
Chief Executive Officer	2000	461,760	287,152	—		59,318	133,510	(5)
Bruce W. Taylor,	2002	495,175	180,944	—		105,748	98,890	(6)
President	2001	475,853	147,565	—		87,564	125,906	(7)
	2000	456,870	284,111	—		59,318	116,542	(8)
J. Christopher Alstrin,	2002	262,325	159,394	9,000		62,172	215,380	(9)
Chief Financial Officer	2001	251,850	70,912	11,250	(2)	51,780	93,269	(10)
	2000	241,603	96,346	9,750	(2)	35,591	82,079	(11)

(1)	Reflects the long-term bonus paid during the year identified, which is equal to 30% of the cumulative balance remaining in the employee’s LTIP account as of the last day of that year. Payment occurs in the first quarter of the following year. Employees must accumulate funds for at least 3 years prior to becoming eligible for a payout.

(2)	Adjusted to reflect the three-for-two split of our common stock that was effected as a dividend to stockholders of record as of October 2, 2002.

(3)	Represents $6,417 in 401(k) contributions, $5,906 in profit sharing contributions, $2,000 employee stock ownership plan (“ESOP”) stock value, $43,210 in non-qualified deferred compensation (“NQDC”) contributions, $47,529 in supplemental executive retirement plan (“SERP”) contributions, $9,133 in fringe benefits and $46,385 in premiums paid by our company for split-dollar life insurance for Mr. Taylor prior to July 30, 2002.

(4)	Represents $5,950 in 401(k) contributions, $4,643 in profit sharing contributions, $3,051 ESOP stock value, $55,336 in NQDC contributions, $24,455 in SERP contributions, $8,014 in fringe benefits and $43,921 in premiums paid by our company for split-dollar life insurance for Mr. Taylor.

(5)	Represents $5,950 in 401(k) contributions, $2,925 in profit sharing contributions, $4,432 ESOP stock value, $47,842 in NQDC contributions, $24,455 in SERP contributions, $4,798 in fringe benefits and $43,107 in premiums paid by our company for split-dollar life insurance for Mr. Taylor.

(6)	Represents $6,417 in 401(k) contributions, $5,906 in profit sharing contributions, $2,000 ESOP stock value, $42,085 in NQDC contributions, $16,714 in SERP contributions, $18,231 in fringe benefits and $7,537 in premiums paid by our company for split-dollar life insurance for Mr. Taylor prior to July 30, 2002.

(7)	Represents $5,950 in 401(k) contributions, $4,643 in profit sharing contributions, $3,051 ESOP stock value, $54,686 in NQDC contributions, $8,600 in SERP contributions, $11,460 in fringe benefits and $37,516 in premiums paid by our company for split-dollar life insurance for Mr. Taylor.

(8)	Represents $5,321 in 401(k) contributions, $2,925 in profit sharing contributions, $4,432 ESOP stock value, $47,239 in NQDC contributions, $8,600 in SERP contributions, $9,329 in fringe benefits and $38,696 in premiums paid by our company for split-dollar life insurance for Mr. Taylor.

(9)	Represents $5,554 in 401(k) contributions, $5,906 in profit sharing contributions, $2,000 ESOP stock value, $21,323 in NQDC contributions, $165,982 in SERP contributions, $11,528 in fringe benefits and $3,086 in premiums paid by our company for split-dollar life insurance for Mr. Alstrin prior to July 30, 2002.

(10)	Represents $5,564 in 401(k) contributions, $4,643 in profit sharing contributions, $3,051 ESOP stock value, $22,122 in NQDC contributions, $33,950 in SERP contributions, $21,392 in fringe benefits and $2,547 in premiums paid by our company for split-dollar life insurance for Mr. Alstrin.

(11)	Represents $5,878 in 401(k) contributions, $2,925 in profit sharing contributions, $4,432 ESOP stock value, $15,208 in NQDC contributions, $33,950 in SERP contributions, $17,020 in fringe benefits and $2,666 in premiums paid by our company for split-dollar life insurance for Mr. Alstrin.

Option Grants and Exercises

The following table sets forth certain information concerning option grants to the Named Officers during 2002. We have never granted any stock appreciation rights.

Option Grants in 2002(1)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name and Principal Position	Number of Securities Underlying Options Granted(3)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
J. Christopher Alstrin	9,000	4.24%	19.33	3/1/12	109,409	277,263

(1)	Adjusted to reflect the three-for-two split of our common stock that was effected as a dividend to stockholders of record as of October 2, 2002.

(2)	Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our common stock. Actual gains will be dependent on the future performance of our common stock and the option holder’s continued employment throughout the vesting period. The amounts reflected in the table may not be achieved.

(3)	These non-qualified options vest over a five year period at 20% per year. Vesting will accelerate to 100% upon the Named Officer’s death, disability or retirement or upon a change of control of our company.

There were no option exercises by our Named Officers in 2002. Shown below is information with respect to outstanding options held by our Named Officers as of December 31, 2002. All options reflected in the chart below were granted under our 1997 and 2002 Incentive Compensation Plans.

Aggregated 2002 Year-End Option Values

	Number of Securities Underlying Unexercised Options at 12/31/02		Value of Unexercised In-The-Money Options at 12/31/02(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Christopher Alstrin	28,470	29,430	$54,256	$5,822

(1)	Based on the closing price of $18.60 per share of our common stock on December 31, 2002, as reported by the Nasdaq National Market.

Set forth below is information regarding compensation plans under which equity securities of our company are authorized for issuance as of December 31, 2002. Security holders previously approved all equity compensation plans of our company in existence at December 31, 2002.

Equity Compensation Plan Information(1)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	720,979	$18.97	277,767
Equity compensation plans not approved by security holders	—	—	—

(1)	On the first day of each calendar year during the term of our 2002 Incentive Compensation Plan, beginning with the 2003 calendar year, the number of shares reserved for issuance under our 2002 Incentive Compensation Plan will be increased by a number of shares equal to the excess of 3.0% of the aggregate number of shares outstanding as of December 31 of the immediately preceding calendar year, over the number of shares remaining available for awards at that time.

Employment Agreements

None.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or in the past served, on the Compensation Committee or board of directors of any other company the executive officers of which serve on our Compensation Committee or Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and certain beneficial holders of our common stock to file reports about their beneficial ownership of our common stock. Specific due dates for these reports have been established and we are required to disclose in this proxy statement any filings made after these due dates during 2002. All of these filing requirements were timely satisfied, except Jeffrey W. Taylor reported the indirect ownership of shares of our company’s stock through trusts for his three children after the applicable due date, and Jeffrey W. Taylor, as trustee for the Sidney J. Taylor Trust U/A/D 9/17/76, reported the Trust’s 10% ownership status at the time our company became a reporting company under the Exchange Act and the Trust’s subsequent sale of shares of our company’s stock in our October 15, 2002 initial public offering of common stock after the applicable due dates.

Compensation Committee Report on Executive Compensation

Our Compensation Committee consists of Mr. Pearl, Mr. Tinberg and Ms. Leander, each of whom is a non-employee director. The Compensation Committee’s primary responsibilities include (1) reviewing and making recommendations to our Board of Directors on executive officers’ and key employees’ salaries and bonuses and (2) overseeing the administration of our employee benefit plans.

Compensation Policies Toward Named Officers

Our executive compensation policies are intended to provide competitive levels of compensation that reflect our annual and long-term performance goals, reward superior corporate performance and assist us in attracting and retaining qualified executives. Total compensation for our Named Officers includes: base salary, annual incentive compensation, long-term cash compensation and grants of equity-based awards, typically in the form of restricted stock awards and grants of options to purchase our common stock. Our Compensation Committee strives to set total compensation for our Named Officers between the 50th and 75th percentile for executives of similar status in the banking industry. In addition to base salary, each senior executive is eligible to receive an annual bonus tied to our success in achieving certain annual performance measures and, other than our chief executive officer and president, additional measures of individual performance.

Our Board of Directors and Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. For example, we require that bank officers at or above the level of executive vice president own at least the lower of 35,000 shares of our common stock or a number of shares of our common stock having a value of 2.5 times their base salary. Given the Taylor family’s substantial shareholdings in our Company, prior to our initial public offering, our Compensation Committee did not view equity-based compensation as an integral component of the compensation for Jeffrey Taylor and Bruce Taylor. On March 19, 2003, we granted to each of Jeffrey Taylor and Bruce Taylor options to purchase 20,000 shares of our common stock at an exercise price of $20.00 per share. Our Compensation Committee intends to continue to consider annual grants of stock options and restricted stock to our executive officers and other eligible persons under our option plan.

The following describes in more specific terms the elements of our Name Officers’ compensation in 2002:

Base Salary. As noted above, our Compensation Committee strives to set total compensation for our Named Officers between the 50th and 75th percentile for executives of similar status in the banking industry. In establishing the appropriate level of base compensation for each of Jeffrey Taylor and Bruce Taylor, the committee looked at data representing the averages for the top two executive positions at comparable companies given the preference for maintaining similar compensation packages for these individuals. The Compensation Committee also focused on achieving the desired level of total compensation for these individuals primarily through base salary and annual bonus, rather than equity-based compensation, given the Taylor family’s substantial shareholdings in our company. Taking these factors into consideration, along with the performance of the Bank, the Compensation Committee increased the base salary for each of the Named Officers by approximately 4% for 2002 as compared to 2001.

2002 Incentive Bonus Plan. We maintain our 2002 Incentive Bonus Plan, which was approved by our Board of Directors on June 20, 2002, and by our stockholders on June 27, 2002. Under this plan, designated officers are eligible to receive cash bonuses based on the attainment of certain financial objectives. The plan is comprised of two components:

Annual Incentive Bonus. Annual incentive bonuses are primarily based upon the achievement of measurable performance goals established at the beginning of the fiscal year. For 2002, each of Jeffrey Taylor and Bruce Taylor were eligible to earn a bonus of up to 90% of base salary based upon the achievement of performance goals including number of customers, return on average assets, criticized assets, customer satisfaction, the number of hours of employee development and Bank net income. In 2002, Jeffrey Taylor and Bruce Taylor earned bonuses of $182,780 (36.54% of base salary earnings) and $180,944 (36.54% of base salary earnings), respectively. For 2002, J. Christopher Alstrin was eligible to earn a bonus of up to 64% of base salary based upon the above measures, his divisions’ performance and his individual achievements. In 2002, Mr. Alstrin earned a bonus of $84,394 (32.17% of base salary earnings). Our Compensation Committee also has the authority to consider discretionary bonuses for the Named Officers. For his role in the completion of our initial public offering, J. Christopher Alstrin received a discretionary bonus of $75,000.

Long Term Incentive Plan. Under the Long Term Incentive Plan (“LTIP”), participants receive a contribution into an account balance reflective of their pro rata share of the total account balance, based upon the achievement of performance goals. The Compensation Committee approves these goals, and each participant’s pro rata share of the total number of units assigned to the plan, in writing not later than 90 days after the beginning of each performance period. Upon achievement of these goals, the Compensation Committee will authorize us to contribute money into the LTIP pool based upon a specified formula, and the total amount is divided among plan participants according to their pro rata share of units. At the close of a given year, each participant is entitled to 30% of his cumulative account balance, which is to be paid out during the first quarter of the following year.

2002 Incentive Compensation Plan. We maintain our 2002 Incentive Compensation Plan, which was approved by our Board of Directors on June 20, 2002, and by our stockholders on June 27, 2002. The plan is a restated version of our 1997 Incentive Compensation Plan and contains a number of modifications adopted in contemplation of us becoming a public company. Under this plan, directors, officers and employees selected by our Board of Directors will be eligible to receive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, stock awards and performance awards. Options granted under the plan may be incentive stock options or nonqualified stock options. Stock appreciation rights may be granted at any time either in tandem with an option or on a freestanding basis. Subject to the provisions of the plan, the Compensation Committee will determine the type of award, when and to whom awards will be granted, the number of shares or amount of cash covered by each award and the terms and kinds of consideration payable with respect to awards.

Stock options provide executives with the opportunity to buy an equity interest in our company and to share in the appreciation of the value of our common stock. Stock options are granted at the fair market value price of our common stock on the date of grant, are subject to vesting over time and only have future value for our executive officers if the stock price appreciates from the date of grant. All options have terms of ten years from the date of grant. Factors influencing stock option grants to our executive officers include performance of our company, relative levels of responsibility, contributions to the businesses of our company and competitiveness with other growth oriented companies. Our Compensation Committee has the authority to grant stock options to our executive officers and other management employees. In 2002, Jeffrey Taylor and Bruce Taylor were not granted any options. In 2002, Christopher Alstrin was granted options to purchase 9,000 shares.

Other Compensation Plans. We maintain a profit sharing plan (the “401(k) Plan”) which is intended to satisfy the tax qualification requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Our executive officers are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of Code. We will make a matching contribution to the 401(k) Plan equal to 100% of each participant’s first 1% of compensation deferred and 50% of a participant’s deferrals above 1% of compensation, up to a maximum of 6% of the participant’s salary. We have the discretion to change or cease these matching contributions under the plan.

We also maintain a defined contribution plan covering employees who have completed 30 days of continuous service during which they complete 1,000 hours of service by year-end, as defined in the plan, and are at least 18 years old, and covering other employees meeting eligibility requirements. In our sole discretion, we may make contributions to the plan in the form of cash or stock. Employer discretionary contributions, and ESOP stock and cash accounts plus earnings, are subject to vesting requirements.

In addition, we maintain the Taylor Capital Group Non-Qualified Deferred Compensation Plan for our senior managers, including the Named Officers. Senior managers may elect to defer their own salary and incentive earnings, and the Compensation Committee, in its sole discretion, may provide cash contributions into the Plan through non-qualified deferred compensation (“NQDC”) and the supplemental executive retirement plan (“SERP”). The Compensation Committee also has the authority to make discretionary contributions into the Plan. NQDC and SERP contributions are determined based upon different formulae and have different vesting schedules. All contributions under this Plan are maintained in a rabbi trust. In 2002, the following amounts were contributed to this Plan by, or on behalf of, Named Officers: Jeffrey W. Taylor—$90,739 ($43,210 through NQDC, $47,529 through SERP); Bruce W. Taylor—$58,799 ($42,085 through NQDC, $16,714 through SERP); J. Christopher Alstrin—$187,305 ($21,323 through NQDC, $165,982 through SERP).

Benefits. Benefits offered to our executive officers are largely those that are offered to our general employee population, such as group health and life insurance coverage and participation in the 401(k) Plan. Benefits are not tied directly to corporate performance. Prior to our initial public offering, we maintained split dollar life insurance arrangements for each of our Named Officers in the following amounts: Jeffrey Taylor $3,500,000; Bruce Taylor $3,500,000; and Christopher Alstrin $350,000. In light of the limitations on executive loan transactions imposed under the Sarbanes-Oxley Act of 2002, we have not paid any premiums on these policies since July 30, 2002. However, we did approve a special bonus of $4,230.20 to Bruce Taylor during 2002 to fund his payment of the insurance premium on a tax grossed-up basis. On March 19, 2003, we agreed to amend these arrangements in a manner that we believe is appropriate in response to the Sarbanes-Oxley Act of 2002.

Internal Revenue Code Limits on Deductibility of Compensation. Federal income tax law prohibits publicly-traded corporations from deducting certain compensation paid to executives that exceeds $1 million during the tax year. However, if compensation is based on the achievement of performance goals that we, as the Compensation Committee, set pursuant to plans approved by our stockholders, the compensation is not included in the computation of the limit. Although we may award non-deductible compensation in circumstances where we deem it appropriate, we generally intend for all compensation paid to our executive officers to be tax deductible to Taylor Capital Group pursuant to the Internal Revenue Code.

Submitted by the Members of the Compensation Committee:

Melvin E. Pearl

Richard W. Tinberg

Adelyn Leander

The above report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Performance Graph

The graph below compares our cumulative stockholder return on our common stock from October 16, 2002, the day upon which our common stock began trading on the Nasdaq National Market, through December 31, 2002, with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stock Market Bank Index. The source, CRSP, is the Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2003.

Since October 16, 2002, our common stock has been principally traded on the Nasdaq National Market under the symbol “TAYC.”

	Period Ending
Index	10/16/02	10/31/02	11/30/02	12/31/02
Taylor Capital Group, Inc.	100.00	102.36	104.36	110.11
NASDAQ—Total US	100.00	107.87	119.90	108.27
NASDAQ Bank Index	100.00	101.72	101.23	100.97

This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

AUDIT MATTERS

We engaged the firm of KPMG LLP as our independent public accountants for 2002 and 2003. It is expected that a representative from this firm will be present at the Annual Meeting and will be available to respond to appropriate questions from the stockholders, if the need arises, or make a statement if the representative desires to do so.

Audit Fees

The aggregate fees we incurred with KPMG LLP for professional services rendered for the annual audit and for the review of our initial public offering prospectus and quarterly reports on Form 10-Q for the fiscal year 2002 totaled $215,460.

Financial Information Systems Design and Implementation Fees

KPMG LLP did not render any professional services to us for fiscal year 2002 in connection with financial information systems design or implementation, the operation of our information systems or the management of our local area network.

All Other Fees

The aggregate fees we incurred with KPMG LLP for all other services during fiscal year 2002 totaled $275,940, which included non-audit fees for work performed in connection with our October 15, 2002 combined initial public offerings of common stock and trust preferred securities, fees for required regulatory reports and fees for work performed in connection with the audits of our employee benefit plans. The Audit and Examining Committee has considered these other services and KPMG LLP’s representations, and believes that the provision of these services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Audit and Examining Committee Report

The Audit and Examining Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of Taylor Capital Group’s financial reports, financial reporting processes and internal control system, the performance and independence of Taylor Capital Group’s auditors and related matters. The committee operates under a written charter adopted by the Board of Directors that is attached to this proxy statement as Exhibit A. The Board of Directors, in its business judgment, has determined that all members of the audit committee are “independent” as defined by the National Association of Securities Dealers’ listing standards for the Nasdaq National Market and Section 301 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Taylor Capital Group’s financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Taylor Capital Group’s independent auditors, KPMG LLP, are responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. Our responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, we have not conducted auditing or accounting reviews or procedures, and we have relied on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on Taylor Capital Group’s consolidated financial statements.

The Audit and Examining Committee meets periodically with Taylor Capital Group’s management, internal auditors and its independent auditors, KPMG LLP, to discuss Taylor Capital Group’s financial reports, financial reporting processes and internal control system and other related items. We also have reviewed Taylor Capital Group’s 2002 audited consolidated financial statements and discussed these consolidated financial statements with management, Taylor Capital Group’s internal auditors and KPMG LLP. Our discussions with each of the internal auditors and KPMG LLP included sessions at which management was not present, and throughout the year, the internal auditors and KPMG LLP have had unrestricted access to the Audit and Examining Committee. We discussed with KPMG LLP the results of its audit of Taylor Capital Group’s consolidated financial statements and its evaluation of Taylor Capital Group’s internal controls. We also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, and KPMG LLP provided us with the written disclosures and the letter required by the Independent Standards Board Standard No. 1. We discussed with KPMG LLP these materials and the firm’s independence from Taylor Capital Group.

Based on our discussions with, and review of reports from, management, internal auditors and KPMG LLP and our reliance on the representation of management that Taylor Capital Group’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Examining Committee recommended to the Board of Directors that Taylor Capital Group’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit and Examining Committee:

Richard W. Tinberg

Ronald D. Emanuel

Lewis M. Collens

The above report of the Audit and Examining Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Management Loans and Transactions

Under Section 402 of the Sarbanes-Oxley Act, it is unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are:

•	made available by the issuer in the ordinary course of the issuer’s consumer credit business;

•	of a type generally made available by such issuer to the public; and

•	made by the issuer on market terms, or terms that are no more favorable that those offered by the issuer to the general public.

Section 402 also does not apply to loans by an insured depository institution if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act and the Federal Reserve’s Regulation O.

Certain of our directors and officers, members of their immediate families, and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of business of the Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features. Therefore, our management further believes that all of these transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act. As of December 31, 2002, the aggregate outstanding amount of all loans which individually exceed $60,000 to our officers and directors, members of their immediate families and the firms and corporations in which they have at least a 10% beneficial interest was approximately $7.8 million. In the past, the Board of Directors of the Bank was required to approve all loans to our executive officers and directors. In connection with our initial public offering, we revised our policy to require that any loans to our executive officers and directors, in addition to complying with Section 402 of the Sarbanes-Oxley Act, are subject to the approval of our Audit and Examining Committee, which is comprised solely of independent directors.

Insurance Provider

One of our company’s insurance brokers is Dann Brothers, Inc., which provides property and casualty insurance brokerage services. Each of Russell Dann and Scott Dann, brothers-in-law of Jeffrey W. Taylor, beneficially owns approximately 25% of the capital stock of Dann Brothers, Inc. In 2002, our company paid total premiums of approximately $3,367,408 with respect to various insurance policies for which Dann Brothers, Inc. acted as a broker.

Legal Counsel

Two of our company’s primary legal counsel are Katten Muchin Zavis Rosenman and McDermott, Will & Emery. Melvin E. Pearl, a director of our company, is a partner with the law firm of Katten Muchin Zavis Rosenman and Mark L. Yeager, a director of our company, is a partner with the law firm of McDermott, Will & Emery.

STOCKHOLDER PROPOSALS

All stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by us no earlier than December 2, 2003 and no later than January 1, 2004 and must otherwise comply with the rules of the SEC and with our By-laws for inclusion in our proxy statement and form of proxy relating to the meeting. Our form of proxy for the 2004 Annual Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals; and, the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals that are not included in our proxy statement and form of proxy.

OTHER MATTERS

We know of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2002, including our Annual Report on Form 10-K for the same year (excluding exhibits but including a list briefly describing all of the exhibits not contained therein), accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to our Annual Report on Form 10-K for the same year by writing to Taylor Capital Group, Inc., Attention: Christopher Stoepel, Group Senior Vice President, Marketing, 350 East Dundee Road, Suite 300, Wheeling, Illinois, 60090. We reserve the right to require payment of a reasonable fee in exchange for furnishing any exhibit, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

EXHIBIT A

Taylor Capital Group, Inc.

Charter of the Audit and Examining Committee of the Board of Directors

TAYLOR CAPITAL GROUP, INC. AND SUBSIDIARIES

Directorate Committee Organization

Audit and Examining Committee Charter

I. AUDIT AND EXAMINING COMMITTEE PURPOSE

The Audit and Examining Committee (the “Committee”) is appointed by the Board of Directors (the “Board of Directors”) of Taylor Capital Group, Inc. (collectively with all subsidiaries thereof, the “Corporation”) to provide assistance to the Board of Directors in fulfilling the Board of Directors’ oversight functions relating to the quality and integrity of the Corporation’s financial reports, monitor the Corporation’s financial reporting process and internal control system, and perform such other activities consistent with this Charter and the Corporation’s By-laws as the Committee or the Board of Directors deems appropriate. It shall have such functions as are provided for under the federal securities laws and the rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (the “NASD”) for companies listed on the Nasdaq National Market. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance as identified in section III of this charter.

•	Monitor the independence and performance of the Corporation’s independent external auditors and internal audit department.

•	Act as an oversight committee on audit and control matters.

•	Provide an avenue of communication among the internal audit department, independent external auditors, management and the Board of Directors.

•	Encourage management to take an aggressive approach toward resolving matters that require attention as defined by the Committee.

•	Maintain minutes of meetings and report the substance of the meetings and make appropriate recommendations to the Board of Directors as necessary.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent external auditors as well as anyone in the organization. The Committee has the ability to retain, at the Corporation’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Committee is not responsible for loan and/or investment quality, nor is it responsible for areas of bank and bank holding company related regulatory compliance. Responsibility for these functions has been delegated to other committees of the Corporation or Cole Taylor Bank, as appropriate. However, should these other committees identify significant disagreements regarding the adequacy of the loan loss reserves or investment quality, the disagreements must be brought to the attention of the Committee in a timely manner.

II. AUDIT AND EXAMINING COMMITTEE COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors, none of whom shall be an employee of the Corporation and each of whom shall meet the independence requirements set forth in the Securities Exchange Act of 1934 (the “Exchange Act”) and the corporate governance rules of the NASD for companies listed on the Nasdaq National Market. All members of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and, so long as they remain on the Board, shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified.

The Board of Directors shall appoint Committee members.

The Committee shall hold such regular and special meetings as may be called by the Chairman of the Committee or at the request of outside auditors or the internal auditing staff or management, provided, however, that there shall be at least four (4) regular meetings held in each calendar year. Members of senior management, the outside auditors or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Committee shall meet with the outside auditors, the internal auditing staff and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee Members. The Committee may meet via telephone conference calls.

The Committee shall report regularly to the Board of Directors as to its activities.

III. AUDIT AND EXAMINING COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

•	Review and reassess the adequacy of this Charter at least annually. Submit any revisions to the Charter to the Board of Directors for approval.

•	Discuss all public announcements of financial results and quarterly and annual financial statements and reports prior to any filing with the Securities and Exchange Commission or any release to the public or investors.

•	Recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

•	Consult with the outside auditors concerning the completeness and accuracy of the Corporation’s financial statements.

•	Consult with the outside auditors concerning the quality of the Corporation’s accounting principles as applied in its financial statements and reporting.

•	Review any significant judgments made in management’s preparation of the financial statements and the view of the outside auditors as to the appropriateness of such judgments.

•	Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditors’ work or access to reviewed information.

•	Review any disagreements between management and the outside auditors in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

•	Review changes to the Corporation’s accounting principles as recommended by the outside auditors or management.

•	Review with the outside auditors and internal auditors the adequacy of the Corporation’s system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditors, together with management’s responses thereto.

•	Review and approve the internal audit department’s annual audit plan and periodically review the internal audit department’s organizational structure and staff qualifications.

•	Review quarterly internal audit activities and progress of implementation of audit recommendations.

•	Review the appointment, provide input on the performance, and review replacement of the Director of Audit.

•	Review periodically with the Corporation’s general counsel, legal and regulatory matters that could have a significant effect on the Company’s financial statements.

•	Review final results of significant examinations made by examining authorities with subsequent follow-up oversight to the recommendations for improvements or strengthening of internal controls.

•	Discuss with management and the outside auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

•	Review the minutes of all disclosure review committee meetings.

Independent External Auditors

•	The outside auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Corporation’s shareholders, but shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditors prior to any engagement (including resolution of disagreements between management of the Corporation and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and any engagement letter between the Corporation and the outside auditors shall be subject to the Committee’s review and approval. All auditing services and non-audit services provided to the Corporation by the outside auditors shall be preapproved by the Committee in accordance with such rules or limitations the Committee adopts. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the full Committee at its next scheduled meeting.

•	Review all relationships the outside auditors have with the Corporation to determine their independence and obtain and review a report from the outside auditors concerning the auditors’ internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. Without limiting the foregoing, prior to the filing with the SEC of the Corporation’s audited annual financial statements, the Committee shall discuss with the outside auditors the results of the audit and certain matters required to be communicated to audit committees in accordance with AICPA SAS 61, and the Committee shall review the outside auditors’ disclosures regarding their independence as required by ISB 1.

•	Review the annual audit plan of the outside auditors and evaluate their performance.

•	Review the experience and qualifications of the senior members of the outside auditors team.

•	Obtain and review a report from the outside auditors at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Corporation, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditors, and (c) other material written communications between the outside auditors and management of the Corporation, including management letters and schedules of unadjusted differences.

•	Require the rotation of the lead audit partner on a regular basis in accordance with the requirements of the Exchange Act.

•	Review the Corporation’s hiring of employees or former employees of the outside auditors who participated in any capacity in the audits of the Corporation.

•	The Committee shall be advised of any financial study or inquiry undertaken at the request of management by any audit firm other than the Corporation’s outside auditors.

Other Committee Responsibilities

•	On an annual basis, confirm that management has established a formal Code of Conduct and a process to enforce compliance with the Code of Conduct.

•	Review periodically the Corporation’s compliance with its Code of Conduct.

•	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

•	On an annual basis, prior to filing with the applicable regulatory bodies, review Management’s Report on the Assessment of Internal Controls over Financial Reporting and Cole Taylor Bank’s Compliance with Designated Laws Relating to Safety and Soundness (FDICIA).

•	On an annual basis, review and approve the annual Cole Taylor Bank security report in accordance with Regulation H.

•	Produce an annual report for inclusion in the Corporation’s proxy statement.

•	On at least an annual basis, review with the Corporation’s counsel, any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from the regulators or governmental agencies.

•	Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

The Committee shall have such other responsibilities and functions as are provided or required by the NASD, the Securities and Exchange Commission and the federal securities laws.

Approved: December 19, 2002

[FRONT SIDE OF PROXY CARD—COMMON]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY
WHEELING, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the common stock of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated April 30, 2003, hereby constitutes and appoints Jeffrey W. Taylor, Bruce W. Taylor, and J. Christopher Alstrin, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Corporation held of record by the undersigned on April 25, 2003, at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Thursday, June 19, 2003, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the director nominees listed in Proposal One, and, if other business is presented at the meeting, in accordance with the best judgment of the Proxies on those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY  USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD—COMMON]

ELECTION OF THREE (3) DIRECTORS FOR A THREE-YEAR TERM.

CLASS I (to serve until the 2006 annual meeting of stockholders)

The Board of Directors Unanimously Recommends a Vote FOR the Following Nominees.

	For	Withhold
01 – Jeffrey W. Taylor	☐	☐
02 – Melvin E. Pearl	☐	☐
03 – Richard W. Tinberg	☐	☐

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the Proxies will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Dated:                                                              , 2003

Signature(s)

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[FRONT SIDE OF PROXY CARD—PREFERRED]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY
WHEELING, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the 9.0% Noncumulative Perpetual Preferred Stock, Series A, of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated April 30, 2003, hereby constitutes and appoints Jeffrey W. Taylor, Bruce W. Taylor, and  J. Christopher Alstrin, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of 9.0% Noncumulative Perpetual Preferred Stock, Series A, of the Corporation held of record by the undersigned on April 25, 2003, at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Thursday, June 19, 2003, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the Preferred Director nominee listed in Proposal One.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY  USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD—PREFERRED]

ELECTION OF ONE (1) DIRECTOR FOR A ONE-YEAR TERM.

(to serve until the 2004 annual meeting of stockholders)

The Board of Directors Unanimously Recommends a Vote FOR the Following Nominee.

	For	Withhold
01 – Adelyn Leander	☐	☐

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the Proxies will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

In their discretion, the Proxies are authorized to vote upon any adjournments or postponements of the meeting.

Dated:                                                              , 2003

Signature(s)

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.